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FRONTIER INSURANCE GROUP, INC.             FORM 8-K/A-1          EXHIBIT 23(b)



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Frontier Insurance Group, Inc. for the registration of 4,600,000 shares of its common stock of our report dated June 13, 1997, with respect to the consolidated financial statements of Lyndon Property Insurance Company and subsidiaries included in Frontier Insurance Group, Inc.'s Form 8-K/A-1 filed with the Securities and Exchange Committee on July 16, 1997.






    /S/  Arthur Andersen LLP
    ___________________________



St. Louis, Missouri
July 16, 1997